                                                                    EXHIBIT 10.8

                               INDEMNITY AGREEMENT


         THIS INDEMNITY AGREEMENT made and entered into as of the 23rd day of April, 1996 made by John Diebel, a resident of the State of California ("Diebel"), Steve Murdock, a resident of the State of California ("Murdock"), Ron Ezra, a resident of the State of California ("Ezra"), Joseph A. Gordon, Jr., a resident of the State of California ("Gordon"; and together with Diebel, Murdock and Ezra being sometimes hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders") in favor of Churchill ESOP Capital Partners, A Minnesota Limited Partnership ("CECP").

                                   WITNESSETH

         WHEREAS, prior to giving effect to the Transactions (each capitalized term not otherwise defined herein being used herein as defined in the Purchase Agreement hereinafter described), the Shareholders own beneficially and of record all of the issued and outstanding shares of the existing common stock of Meade Instruments Corp. (the "Company");

         WHEREAS, the Shareholders desire to consummate the Managing Group Stock Sale and to cause the Company to consummate the other Transactions;

         WHEREAS, in connection with the consummation of the Transactions, the Company and CECP have entered into a Securities Purchase Agreement dated as of the date hereof (the "Purchase Agreement") pursuant to which CECP will purchase 1,000 shares of the Company's Series A Preferred Stock, no par value (the "Preferred Stock") and Warrants permitting CECP to acquire 1,000,000 shares of the Series A Common Stock;

         WHEREAS, CECP has required that the Shareholders enter into this Agreement as a condition precedent to CECP's obligation to purchase the Preferred Stock and the Warrants:

         WHEREAS, each Shareholder deems it in his best interest to enter into this Agreement in order to induce CECP to purchase the Preferred Stock and the Warrants.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders, intending to be legally bound unto CECP, agree with CECP as follows:

1. Personal Representations and Warranties. In order to induce CECP to purchase the Preferred Stock and the Warrants, each Shareholder severally (and not jointly and severally) represents and warrants (such representations and warranties being such Shareholder's "Personal Representations and Warranties") to CECP that:

                  a. Residency; etc. Such Shareholder is a resident of California and has all requisite power and authority and full legal capacity to execute and deliver the Transaction Documents to which such Shareholder is a party.

                  b. Authorization; Approvals. The execution, delivery and performance by such Shareholder of the Transaction Documents to which such Shareholder is party do not conflict with or result in any breach of any provision of, or the creation of any Lien upon any of such Shareholder's property or require any consent, approval or filing pursuant to any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument.

                  c. Enforceability. The execution and delivery by such Shareholder of the Transaction Documents to which such Shareholder is a party will result in legally binding obligations of such Shareholder enforceable against such Shareholder in accordance with the respective terms and provisions thereof, except to the extent that: (i) such enforceability is limited by applicable law, including bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights; or (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  d. Capital Structure. On the Closing Date, after giving effect to the Transactions and the exercise of the Warrants, the Company will have no outstanding capital stock other than 3,500,000 shares of Series A Common Stock, 1,500,000 shares of Series B Common Stock and 1,000 shares of Preferred Stock, all of which will be owned as set forth in
         Schedule 4.4(a) to the Purchase Agreement and will be duly authorized, validly issued, fully paid and nonassessable. Except for the Warrants and the Series B Common Stock, the Company has no outstanding rights (either pre-emptive or other) or options to subscribe for or purchase from the Company and no warrants or other agreements providing for or requiring the issuance by the Company of, any capital stock or any securities convertible into or exchangeable for its capital stock.

                  e. Stock Ownership. On the Closing Date, after giving effect to the Transactions, such Shareholder (and, in the case of Diebel or Murdock, the Diebel Trust or the Murdock Trust, as the case may be) owns good title to the shares of Series A Common Stock of the Company described on Exhibit A to the Shareholder Agreement free and clear of all liens, proxies, encumbrances, security interests, contractual rights or any other known claims of any kind whatsoever except for those imposed by the Shareholder Agreement.

                  f. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the Transactions based on any arrangement or agreement made by or on behalf of such Shareholder.


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
                  g. Incorporation of Shareholder's Representations and Warranties in Related Agreements. The representations and warranties made by such Shareholder in Section 3(a)(i) and Section 3(a)(ii) of the ESOP Purchase Agreement to which such Shareholder is a party are true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties are hereby confirmed to CECP and made as part of the Personal Representations and Warranties of such Shareholder hereunder as fully as if set forth herein.

                  h. Potential Conflicts of Interest. Except as set forth on
         Schedule 4.23 to the Purchase Agreement, neither such Shareholder nor any Affiliate of such Shareholder: (i) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of the Company; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Company is using or the use of which is necessary for the business of the Company; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements.

                  i. Survival. The Personal Representations and Warranties shall survive the Closing Date and the consummation of the Transactions, subject to the limitations set forth in Section 3 hereof.

2. Joint and Several Representations and Warranties. In order to induce CECP to purchase the Preferred Stock and the Warrants, the Shareholders jointly and severally represent and warrant (such representations and warranties being the "Joint and Several Representations and Warranties") to CECP that:

                  a. Incorporation of the Company's Representations and Warranties in Purchase Agreement. All representations and warranties made by the Company in the Purchase Agreement are true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties are hereby confirmed to CECP and made the Joint and Several Representations and Warranties of the Shareholders hereunder as fully as if set forth herein as being made by the Shareholders; provided, however, that the Joint and Several Representations and Warranties, other than those constituting Major Joint and Several Representations and Warranties described in subsection b. below, are, in and every case, qualified as being made only to the best of the Shareholders' Knowledge thereof.

                  b. Major Joint and Several Representations and Warranties. The Joint and


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
         Several Representations and Warranties made by the Company in Section 4.6(a)(i) and (ii), Section 4.6(b), Section 4.6(c), Section 4.13,
         Section 4.14, Section 4.19, Section 4.22(a) and/or Section 4.28(b) of the Purchase Agreement are sometimes hereinafter referred to as the "Major Joint and Several Representations and Warranties") and are not qualified as being made only to the best of the Shareholders' Knowledge thereof.

                  c. Knowledge. For purposes of this Agreement, "Shareholders' Knowledge" shall mean only the present actual knowledge of any Shareholder.

                  d. Survival. The Joint and Several Representations and Warranties shall survive the Closing Date and the consummation of the Transactions, subject to the limitations set forth in Section 3 hereof.

3.       Indemnification.

                  a. Several Shareholder Indemnity. Subject to the limitation on the time period during which CECP must assert a claim for indemnification set forth in subsection c. below and to the limitation on a Shareholder's Maximum Liability for claims for indemnification set forth in subsection g. below, each Shareholder shall severally (and not jointly and severally) indemnify CECP and hold it harmless against any Loss which CECP suffers, sustains or becomes subject to as a result of any breach by such Shareholder of his Personal Representations and Warranties or any breach by such Shareholder of his duties, obligations, covenants and agreements under the Shareholder Agreement (any such Losses collectively being the "Individual Losses" and any such Loss individually being an "Individual Loss"); provided, however, that CECP shall not be entitled to seek indemnification from any Shareholder until the aggregate amount of the Individual Losses sustained by CECP as a result of any breach by such Shareholder of his Personal Representations and Warranties or any breach by such Shareholder of his duties, obligations, covenants and agreements under the Shareholder Agreement exceeds $125,000, in which case CECP shall be entitled to indemnification against all such Losses relating back to the first dollar for: (A) 50% of the first $62,500 of all Individual Losses; and (B) 100% of all Individual Losses in excess of $62,500.

                  b. Joint and Several Shareholder Indemnity. Subject to the limitation on the time period during which CECP must assert a claim for indemnification set forth in subsection c. below and to the limitation on a Shareholder's Maximum Liability for claims for indemnification set forth in subsection g. below, the Shareholders shall jointly and severally indemnify CECP and hold it harmless against any Losses which CECP suffers, sustains or becomes subject to as a result of any breach of the Joint and Several Representations and Warranties including, without limitation, the Major Joint and Several Representations and Warranties (any such Losses collectively being the "Joint and Several Losses" or any such Loss individually being a "Joint and Several Loss"); provided, however, that:


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
                           i. except for those Joint and Several Losses which result from a breach of a Major Representation and Warranty where no Shareholder had Knowledge of such breach on the Closing Date as to which CECP may only seek indemnification if the threshold specified in subsection ii. is satisfied, CECP shall not be entitled to seek indemnification for any Joint and Several Loss until the aggregate amount of Joint and Several Losses is at least $500,000 in which case CECP shall be entitled to indemnification relating back to the first dollar for: (A) 50% of the first $500,000 of all Joint and Several Losses; and (B) 100% of all Joint and Several Losses in excess of $500,000; or

                           ii. with respect to any Joint and Several Loss resulting from a breach of a Major Representation and Warranty where no Shareholder had Knowledge of such breach on the Closing Date, CECP shall not be entitled to seek indemnification for any such Joint and Several Loss described in this subsection ii. until the aggregate amount of such Joint and Several Losses is at least $2,000,000 in which case CECP shall be entitled to indemnification relating back to the first dollar for: (A) 50% of the first $2,000,000 of such Joint and Several Losses; and (B) 100% of all such Joint and Several Losses in excess of $2,000,000.

                  c. Notice of Claim. No Shareholder shall be liable for any claim for indemnification under subsections a. or b. above unless written notice specifying in reasonable detail the nature of the claim for indemnification is delivered by CECP to the applicable Shareholder prior to:

                           i. the second anniversary of the Closing Date with respect to claims for indemnification arising from a breach of either a Personal Representation and Warranty or a Joint and Several Representation and Warranty (other than a Major Joint and Several Representation and Warranty);

                           ii. the third anniversary of the Closing Date with respect to claims for indemnification arising from a breach of a Major Joint and Several Representation and Warranty; or

                           iii. the expiration of the applicable statute of
                  limitations with respect to claims for indemnification arising from any breach by any Shareholder of any of his duties, obligations, covenants and agreements under the Shareholder Agreement.

                  d.       Third Party Claims.

                           i. Promptly after the assertion by any third party of any claim (a "Third Party Claim") against CECP that results or may result in the incurrence


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
                  by CECP of any Loss for which CECP would be entitled to indemnification pursuant to this Agreement, CECP shall promptly notify each Shareholder of such Third Party Claim; provided, however, that the failure of CECP to give such notice promptly shall not relieve the non-notified Shareholder of any liability under this Agreement unless such failure prevents such Shareholder from effectively defending CECP against such Third Party Claim.

                           ii. If, within 30 days after CECP has given notice of the Third Party Claim in accordance with subsection
                  i. above, one or more of the Shareholders obligated to indemnify CECP against any Loss from such Third Party Claim notifies CECP in writing that such Shareholder (the "Indemnifying Shareholder(s)") will indemnify CECP from and against the Loss which CECP may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the extent required by this Agreement, then such Indemnifying Shareholders will have the right to defend CECP against the Third Party Claim with counsel (which is reasonably satisfactory to CECP) selected by the relevant Indemnifying Shareholder with respect to any claim for indemnification against any Individual Loss or jointly by the Indemnifying Shareholders with respect to any claim for indemnification against any Joint and Several Loss and, in either case, so long as:

                                    A. the Third Party Claim involves only money
                           damages and does not seek an injunction or other equitable relief;

                                    B. settlement of, or an adverse judgment
                           with respect to, the Third Party Claim is not, in the good faith judgment of CECP, likely to establish a precedential custom or practice materially adverse to the continuing business interests of CECP;

                                    C. the Indemnifying Shareholders conduct the
                           defense of the Third Party Claim actively and diligently;

                                    D. counsel employed by the Indemnifying
                           Shareholders on behalf of CECP is reasonably satisfactory to CECP and no conflict of interest has arisen which would prevent counsel for the Indemnifying Shareholders from also representing CECP because the defendants in any action include both CECP and any Indemnifying Shareholder;

                                    E. no conflict of interest or other conflict
                           or disagreement has arisen between or among the Shareholders which CECP determines, in its reasonable business judgment, could impair CECP's defense of such Third Party Claim;

                                    F. the Indemnifying Shareholders have posted
                           any bond reasonably requested by CECP to secure the Shareholders' indemnification obligations hereunder with respect to such Loss; and/or

                                    G. no Shareholder will consent to the entry
                           of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of CECP (not to be withheld unreasonably).

                  In the event any of the conditions of this subsection ii. is or becomes unsatisfied, CECP may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party claim in any manner it may reasonably deem appropriate (and CECP need not consult with, or obtain any consent from, any Shareholder in connection therewith) and the Shareholders obligated to indemnify CECP under this Agreement will reimburse CECP promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and (xvii) such Shareholders will remain responsible for any Loss which CECP may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided for and required by this Agreement.

                           iii. So long as the Indemnifying Shareholders are
                  conducting the defense of the Third Party Claim in accordance with subsection ii. above, CECP: A. may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; B. will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the relevant Indemnifying Shareholder with respect to any claim for indemnification against any Individual Loss or of all of the Indemnifying Shareholders with respect to any claim for indemnification against any Joint and Several Loss (in either case, not to be withheld unreasonably).

                  e. Co-operation. From time to time, as and when requested by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

                  f. Certain Company Settlements. During any period when CECP is exercising its rights under the Charter and the Purchase Agreement to designate the majority of the Company's directors after the occurrence of a Specified Event of Non-Compliance, then CECP and the Shareholders agree to the following with respect to any claim then or thereafter asserted by or against the Company (a "Company Claim") that may give rise to a Loss:

                           i. CECP shall promptly notify each Shareholder of any Company Claim first arising after CECP's designated directors constitute a majority of the Company's board of directors (such date being the "CECP Control Date"); provided, however, that the failure of CECP to give such notice promptly shall not relieve the Shareholders of any liability under this Agreement; and

                           ii. CECP agrees that it will not consent to the entry
                  of any judgment or enter into any settlement on behalf of the Company with respect to any Company Claim (regardless of whether first asserted before or after the CECP Control Date) that may give rise to a Loss without the prior written consent of the "Majority Shareholders" (as defined in the Shareholder Agreement), which consent is not to be withheld unreasonably; provided, however, that the Shareholders' rights to withhold consent are expressly conditioned upon each of the Shareholders, within 10 days after CECP has notified the Shareholders of CECP's intent to consent to the entry of a judgment or to enter into such settlement: A. delivering an agreement in writing to indemnify CECP against the Loss to the extent required by this Agreement; and B. posting security reasonably acceptable to CECP to secure the Shareholder's indemnification obligations hereunder with respect to such Loss; provided further, however, that the failure of any one or more of the Shareholders to agree to indemnify CECP and/or post security shall not affect the other Shareholders' rights to consent to a settlement hereunder if the other Shareholders agree to increase their respective indemnification obligations and provide additional security by the amount necessary to satisfy the conditions of subsections A. and B. above as if all of the Shareholders had complied with such conditions. If the Shareholders fail to satisfy the conditions to withholding consent set forth in this subsection, then CECP may consent to the entry of the relevant judgment or enter into the relevant settlement without affecting any Shareholder's obligations under this Agreement. Each Shareholder hereby agrees to be bound by the acts of the Majority Shareholders with respect to the granting or the withholding of the consent permitted by this Section; provided, however, that nothing in this Section affects the rights of the Shareholders among themselves.


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
                  g. Limitation of Liability. Notwithstanding anything to the contrary set forth in this Agreement, no Shareholder shall be liable for Losses that exceed the aggregate amount set forth in the following table for such Shareholder (such amount being such Shareholder's "Maximum Liability"):

                     Shareholder                    Maximum Liability
                     -----------                    -----------------
                     Diebel                         $4,589,979.00
                     Murdock                        $2,744,987.00
                     Ezra                           $1,061,996.00
                     Gordon                         $  602,997.00.

                  h. Settlements. CECP and each Shareholder reserve the right to settle any claim for indemnification against such Shareholder for any Joint and Several Loss without affecting CECP's rights against any other Shareholder so long as CECP agrees to indemnify such settling Shareholder against any claim made by any other Shareholder for contribution or indemnity for damages claimed by CECP against the non-settling Shareholders, whether such claim for contribution or indemnification by the non-settling Shareholders is alleged by reason of judgment, settlement or otherwise, but specifically excluding any claim by the non-settling Shareholders arising out of an express written indemnification or contribution agreement between the settling Shareholder and the non-settling Shareholder.

                  i. Loss. For purpose of this Agreement, "Loss(es)" shall mean any loss, liability, damage or expense (including reasonable legal and accounting fees and expenses) which CECP suffers, sustains or becomes subject to as a result of the described event.

5.       Miscellaneous

                  a. Amendments and Waivers. The provisions of this Agreement, including the provisions of this subsection, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification, supplement, waiver or consent is approved in writing by CECP and the Indemnifying Shareholder with respect to any matter relating to such Shareholder's liability for CECP's Individual Losses or each Shareholder with respect to any matter relating to the Shareholders' liability for CECP's Joint and Several Losses

                  b. Notices. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or telecopier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient at the address specified below:

                           i. If to CECP, at CECP's address for notices under the Shareholder Agreement; and

                           ii.      If to any Shareholder, at:

                           16542 Millikan Avenue
                           Irvine, CA 92714

         and thereafter at such other address, notice of which is given in accordance with the provisions of this subsection b. Any such notice shall be effective (A) if delivered personally or by telecopy, when received, (B) if sent by overnight courier, when receipted for, and (C) if mailed, three (3) days after being mailed as described above.

                  c. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  d. Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                  e. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

                  f. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other state.

                  g. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  h. Effect of Third Party Awards or Tax Benefits. Without any party agreeing or admitting what the basis will be for calculating CECP's damages arising from any Loss, CECP and the Shareholders agree that, if the calculation of CECP's damages as based on a reduction in the value of the Company, then CECP's claim shall be adjusted pro rata based on CECP's interest in the Company for all Third Party Awards actually


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
         recovered by the Company and all Tax Benefits. As used herein, "Third Party Awards" shall mean any actual net recoveries by the Company from third parties (including, without limitation, from insurance and third party indemnifications) arising in connection with the any claim for a Loss for which Shareholder is also potentially liable. As used herein, "Tax Benefits" shall mean the then net present value to the Company of any permanent tax related loss, deduction or credits actually used by the Company or any of its subsidiaries (computed after taking into account any indemnification payment made, including taxes thereon) in connection with a Loss for which a Shareholder is also potentially liable.

                  i. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersede all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  j. CONSENT TO JURISDICTION. AT THE OPTION OF CECP, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND EACH SHAREHOLDER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THAT ANY SHAREHOLDER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THEN CECP, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE. EACH SHAREHOLDER CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ANY SUCH COURTS IN AND OF THE STATE OF MINNESOTA MAY BE MADE BY REGISTERED MAIL TO HIM AT HIS ADDRESS FOR NOTICES HEREUNDER.

                  k. WAIVER OF JURY TRIAL. EACH SHAREHOLDER AND CECP HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT.


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
                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




         IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnity Agreement as of the date set forth in the first paragraph hereof.


                            /s/ JOHN DIEBEL
                            -----------------------------------
                            John Diebel


                            /s/ STEVE MURDOCK
                            -----------------------------------
                            Steve Murdock


                            /s/ RON EZRA
                            -----------------------------------
                            Ron Ezra


                            /s/ JOSEPH A. GORDON, JR.
                            -----------------------------------
                            Joseph A. Gordon, Jr.

Accepted as of this 23rd day of April, 1996.

                            Churchill ESOP Capital Partners,
                                   A Minnesota Limited Partnership

                                      By: Churchill Capital Investment Partners,
                                           A Minnesota Limited Partnership
                                      Its: General Partner

                                             By: Churchill Capital, Inc.
                                             Its: General Partner

                                               By: /s/ ROBERT L. DAVIS
                                                   -----------------------------
                                                Its: Vice President
                                                     ---------------------------


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